QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

Zeros & Ones, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)
33-26531LA (Commission File Number)	88-0241079 (I.R.S. Employer Identification No.)
11611 San Vicente Boulevard, Suite 615, Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)
Registrant's telephone number, including area code: (310) 820-0401

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document: 5

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Not Applicable.

ITEM 3. BANKRUPCTY OR RECEIVERSHIP

        Not Applicable.

ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

        Not Applicable.

ITEM 5. OTHER EVENTS

        Not Applicable.

ITEM 6. RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

        The Company has altered its Board of Directors in part due to its acquisition of Joint Employers Group, Inc., a California corporation ("JEG").

        Effective March 19, 2002, two directors were appointed to Company's Board of Directors. The following paragraphs summarize the background and qualifications of the two new directors.

        Ray Hotchkiss has been a director, President, and Chief Executive Officer of JEG since February 2001. From 1999 to January 2001, Mr. Hotchkiss worked as a consultant to JEG. Mr. Hotchkiss has been involved in the insurance industry for over 37 years. He began working in sales and rapidly moved into insurance company home office operations with such companies as Metropolitan Life, Sentry Life Insurance Company/World Headquarters, Stevens Point, Wisconsin as Superintendent of Agencies, Director of National Accounts and Director of TPA Operations, and CHUBB/United as Vice President and Director. His experience in insurance company home office operations includes management of underwriting, claims, administration, product development, and marketing. Specifically, while working in insurance company home office operations, he established and implemented protocols for company sales forces, training in Pension/Profit Sharing product lines, and life and employee benefit portfolio products.

        In 1976, after leaving the home office environment, Mr. Hotchkiss entered the Third Party Administration ("TPA") arena forming his own company and designing state-of-the-art computer software for all functions related to the administration of employee benefit plans. Mr. Hotchkiss' company was sought out by Washington National Life Insurance Company specifically to perform third party administrative services, which consisted of Individual Major Medical, Association Group type medical, and Multiple Employer Group Medical/Dental Trust business. Mr. Hotchkiss' company enrolled 35,000 employees within an eighteen month period marketing only in California to small group employers. Mr. Hotchkiss sold this company in 1980 and formed another TPA, which he managed until 1999.

        Mr. Hotchkiss' experience in insurance administration and the national marketing of employee benefit programs created a foundation for his entry into the Professional Employer Organization ("PEO") business. From 1986 to 1987 he ran a Texas based PEO business. Having been involved in this area since the 1980's in a consulting capacity as well as in day to day management, his areas of responsibility involve design of marketing materials, sales training, internal administration, and development and research of PEO software systems.

        Jim Anderson has been a director of JEG since January 1996 and served as the President, and Chief Executive Officer of JEG from January 1996 to February 2001. Mr. Anderson has thirty years of experience as a chief executive officer and a business and marketing consultant. He is the founder, chairman, and past president of the Chamber of Commerce Service Bureau (a California Licensed TPA), which specializes in the marketing, design, implementation and administration of employer and union health and welfare trusts. He is the founder and chairman of trustees for the 5,000 member Association of Chamber Members. He is the founder and was the president, until its sale, of Bicycle Dealers' Showcase, a national trade publication. Mr. Anderson is involved in several business enterprises and national professional organizations and has served as a vendor to the insurance industry since 1975.

        Two existing members of the Company's Board of Directors and Zeros & Ones Technologies, Inc.'s Board of Directors have stepped down from both Boards. The total number of Board members of the Company is unchanged.

        Effective March 5, 2002, Douglas Glen resigned as a director of the Company and Zeros & Ones Technologies, Inc. Douglas Glen resigned in order to pursue other interests, but will continue to act as an advisor to Robert Holtz, the President of the Company.

        Effective March 8, 2002, Bernie Butler-Smith resigned as a director, Corporate Secretary, and Vice President of Advanced Imaging of the Company and Zeros & Ones Technologies, Inc. Bernie Butler-Smith resigned because he and the Company were unable to reach an accord with respect to Mr. Butler-Smith's financial requirements. The Zeros & Ones Technologies business unit intends to continue its work on MC-10 compression and related projects, subject to obtaining working capital for the projects.

        Mr. Robert Holtz, the Chairman, President, and Chief Executive Officer of the Company, has been appointed to serve as the Company's new Corporate Secretary and Zeros & Ones Technologies, Inc.'s new Corporate Secretary, effective March 8, 2002. Mr. Holtz has also been appointed to serve as a member of the Board of Directors of JEG.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

        Not Applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEROS & ONES, INC.
(Registrant)
Date: March 20, 2002	/s/ ROBERT HOLTZ Robert Holtz, Chief Executive Officer

QuickLinks

TABLE OF CONTENTS
  ITEM 1. CHANGES IN CONTROL OF REGISTRANT
  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 3. BANKRUPCTY OR RECEIVERSHIP
  ITEM 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT
  ITEM 5. OTHER EVENTS
  ITEM 6. RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS
SIGNATURES